Exhibit 99.1

FOR IMMEDIATE RELEASE:

CONN’S EXPLORING STRATEGIC ALTERNATIVES

Company Also Adopts One-Year Stockholder Rights Plan

THE WOODLANDS, TEXAS – October 6, 2014 – Conn’s, Inc. (NASDAQ: CONN), today announced that its Board of Directors authorized management to explore a full range of strategic alternatives for the Company to enhance value for stockholders, including, but not limited to, a sale of the Company, separating its retail and credit businesses or slowing store openings and returning capital to investors. The Company has engaged BofA Merrill Lynch as financial advisor and Vinson & Elkins LLP as legal counsel to assist in the process.

“Our strategic initiatives remain on track with new store openings and the penetration of new geographic markets, and we remain committed to our current strategic plan,” stated Theodore M. Wright, Conn’s chairman and chief executive officer. “We are extremely proud of what our Conn’s team has accomplished. While we remain confident in the Company’s future prospects and have ample capital and liquidity to execute our business plan, we have decided to conduct a strategic review and explore options to accelerate the realization of value for our stockholders,” said Mr. Wright.

Mr. Wright further noted, “We remain fully committed to continuing to meet the needs of our customers, attracting and retaining world-class talent, driving sales and operating margins, executing our store opening plans and serving the interests of all of our stockholders, irrespective of the outcome of this process.”

Conn’s operating performance has improved significantly over the past four fiscal years as a direct result of management’s execution of its strategies, including the expansion, consolidation and remodeling of the store base, improved assortment of furniture and mattresses, increased market penetration in the appliance category, leverage of growing purchasing power and the investment in customer awareness and relationships. Results over the four-year period include:

•	Average store-level revenue per location up 46%
•	Retail gross margins expanded over 1,300 bps
•	Operating income increased over 390%
•	Return on equity increased to 17.6%

Conn’s differentiated business model focuses on delivering its core customer with an unparalleled value and shopping experience. The Company believes that significant opportunities exist to expand this model by opening stores in new markets, which, together with the execution of its other business strategies, provide the opportunity to enhance stakeholder value. The Company continues to progress towards its stated longer term goals, which include:

•	Increase higher margin, furniture and mattress category sales to 35% of total product revenue. During the second quarter of fiscal 2015, ended July 31, the furniture and mattress category accounted for 31% of product sales, an increase of 600 basis points over the same period last year.
•	Double the sale of home appliances over a three-year period. Conn’s professional, well trained sales force is rapidly moving toward this goal, with appliance revenues for the first half of fiscal 2015 increasing 33% over the prior-year period and 20% on a same store basis.
•	Deliver retail gross margins of over 40%. This represents an upward revision of the previously set goal of delivering retail gross margins of 40%, which has been exceeded in the past two fiscal quarters.

•	Underwrite and collect customer receivables to deliver a static loss rate of approximately 8%. Over the past nine months, changes to underwriting standards were implemented to progress toward this goal.
•	Generate returns on equity of 20%, as a direct outgrowth of the combined impact of the initiatives cited above.

In connection with authorizing the strategic review of alternatives, the Company’s Board of Directors also has adopted a stockholder rights plan (the “Rights Plan”) and declared a dividend of one right on each outstanding share of the Company’s common stock. The Rights Plan will expire on October 5, 2015 and is intended to enable management and the Board of Directors to explore strategic alternatives while reducing the likelihood that any person or group would gain control of Conn’s through open market accumulation or otherwise without appropriately compensating all of the Company’s stockholders. The Rights Plan, which was adopted following evaluation and consultation with the Company’s outside advisors, is similar to plans adopted by numerous publicly traded companies and was not adopted in response to any specific takeover bid or other proposal to acquire the Company. Further details about the Rights Plan will be contained in a Form 8-K to be filed by the Company with the U.S. Securities and Exchange Commission today.

No timetable has been set for the Company’s process. Conn’s does not expect to comment further or update the market with any further information on the process unless and until its Board of Directors has approved a specific transaction or otherwise deems disclosure appropriate or necessary. There is no assurance that this strategic alternatives review will result in Conn’s changing its current business plan, pursuing a particular transaction or completing any such transaction.

About Conn’s, Inc.

Conn’s is a specialty retailer currently operating retail locations in Arizona, Colorado, Louisiana, Mississippi, New Mexico, Oklahoma, Tennessee, Texas, and South Carolina. The Company’s primary product categories include:

•	Home appliance, including refrigerators, freezers, washers, dryers, dishwashers and ranges;
•	Furniture and mattress, including furniture and related accessories for the living room, dining room and bedroom, as well as both traditional and specialty mattresses;
•	Consumer electronics, including LCD, LED, 3-D, Ultra HD and plasma televisions, Blu-ray players, home theater and video game products, digital cameras and portable audio equipment; and
•	Home office, including computers, tablets, printers and accessories.

Additionally, Conn’s offers a variety of products on a seasonal basis. Unlike many of its competitors, the Company provides flexible in-house credit options for its customers in addition to third-party financing programs and third-party rent-to-own payment plans.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. Such forward-looking statements include information concerning our future financial performance, business strategy, plans, goals and objectives. Statements containing the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should,” or the negative of such terms or other similar expressions are generally forward-looking in nature and not historical facts. Although we believe that the expectations, opinions, projections, and comments reflected in these forward-looking statements are reasonable, we can give no assurance that such statements will prove to be correct. A wide variety of potential risks, uncertainties, and other factors could materially affect our ability to achieve the results either expressed or implied by our forward-looking statements including, but not limited to: whether any potential sale of or other strategic transaction by or related to Conn’s will be consummated and, if so, the timing and terms of any such transaction, including any possible sale price; general economic conditions impacting our customers or potential customers; our ability to continue existing or to offer new customer financing programs; changes in the delinquency status of our credit portfolio; unfavorable developments in ongoing litigation; increased regulatory oversight; higher than anticipated net charge-offs in the credit portfolio; the success of our planned opening of new stores and the updating of existing stores; technological and market developments and sales trends for our major product offerings; our ability to protect against cyberattacks or data security breaches and to protect the integrity and security of individually identifiable data of our customers and our employees, our ability to fund our operations, capital expenditures, debt repayment and expansion from cash flows from operations, borrowings from our revolving credit facility, and proceeds from accessing debt or equity markets; and the other risks detailed in our SEC reports, including but not limited to, our Annual Report on Form 10-K for our fiscal year ended January 31, 2014. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, we are not obligated to publicly release any revisions or update to these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

Contacts

Investors:

Conn’s, Inc.

Kim P. Canning

office: (936) 230-5899

S.M. Berger & Company

Andrew Berger

office: (216) 464-6400

Media:

Rooney & Associates

Terry Rooney

trooney@rooneyco.com

office: (212) 223-0689

mobile: (917) 523-4326

Chenoa Taitt

ctaitt@rooneyco.com

office: (212) 223-0682

mobile: (646) 675-3602

Kate Barrette

kbarrette@rooneyco.com

office: (212) 223-0561

mobile: (917) 414-6962

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